                                                               EXHIBIT (a)(1)(I)

                     CONDITIONAL NOTICE OF CONVERSION FOR
              6.50% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2016
                                      of
                      Security Capital Group Incorporated

   The undersigned hereby exercises the right to convert the 6.50% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures") designated below of Security Capital Group Incorporated ("Security Capital") into shares of Class A Common Stock ("Class A Shares") and further directs conversion into shares of Class B Common Stock ("Class B Shares") in accordance with the terms of the Convertible Debentures and the Class A Shares and, if so indicated below, on the condition and only to the extent that Security Capital decides to accept such Class B Shares for tender (subject to proration), at the price per Class B Share designated on the Letter of Transmittal for Class B Shares delivered herewith, upon the terms and subject to the conditions of Security Capital's offer to purchase, dated March 19, 2001 (the "Offer to Purchase").

   The Convertible Debentures will be converted at a conversion price of $1,153.90 per Class A Share into 0.866626 Class A Shares for each $1,000 principal amount, and each Class A Share will be converted into 50 Class B Shares. In other words, each $1,000 principal amount of Convertible Debentures surrendered for conversion will result in the issuance of 43.3313 Class B Shares, for a conversion price of $23.078 per Class B Share. The highest price that may be paid by Security Capital for Class B Shares tendered in the tender offer is $21.50 per Class B Share and the lowest price is $18.50 per Class B Share. The undersigned hereby directs that the Class B Shares issuable and deliverable upon the conversion described above be issued in the name of the undersigned and delivered to EquiServe as depositary for the tender offer by Security Capital described in the Offer to Purchase. Surrendered herewith are the Convertible Debentures listed below.

 Deliver Convertible Debentures and this Conditional Notice of Conversion to:

                                   EquiServe

         By Mail:                 By Hand Delivery:               By Overnight Delivery or Express Mail:
        EquiServe               Securities Transfer &                           EquiServe
 Attn: Corporate Actions      Reporting Services, Inc.                   Attn: Corporate Actions
      P.O. Box 43025                c/o EquiServe                          40 Campanelli Drive
      Providence, RI        100 Williams Street, Galleria                  Braintree, MA 02184
        02940-3025               New York, NY 10038


 Facsimile Transmission:                                                Telephone to Confirm Fax:
      (781) 575-4826                                                          (781) 575-4816

                    The Information Agent for the Offer is:

              [LOGO OF GEORGESON SHAREHOLDER COMMUNICATIONS INC.]

                Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll Free: (800) 223-2064
                      In Europe Call: 011-44-207-335-8797

   Delivery of this Conditional Notice of Conversion to an address other than one of those shown above does not constitute a valid delivery. Deliveries to Security Capital will not be forwarded to EquiServe and therefore will not constitute valid delivery to EquiServe.

-------------------------------------------------------------------------------
               DESCRIPTION OF CONVERTIBLE DEBENTURES SURRENDERED

-------------------------------------------------------------------------------

                                    Convertible Debentures Surrendered
                                             (Attach Additional Signed
     Name and Address of Registered Holder       List if Necessary)
-----------------------------------------------------------------------------------

                                                              Principal Amount
                                                               of Convertible
                                               Convertible       Debentures
                                                Debenture      Surrendered for
                                                Number(s)        Conversion

                                            ---------------------------------------


                                            ---------------------------------------


                                            ---------------------------------------

-------------------------------------------------------------------------------

                            CONVERSION INSTRUCTIONS

   Check one of the following three options:

A. Convert all of my Convertible Debentures into Class B Shares now:

  [_]Convert all of the Convertible Debentures submitted herewith into Class
     A Shares and convert those Class A Shares into Class B Shares upon receipt by EquiServe of this Conditional Notice of Conversion. Tender the Class B Shares received upon conversion to Security Capital in accordance with the Letter of Transmittal delivered herewith and return the Class B Shares that are not accepted for purchase by Security Capital to the undersigned.

B. Convert my Convertible Debentures if and only to the extent that my tender of Class B Shares is accepted by Security Capital:

  [_]Tender the Class B Shares issuable upon conversion of the Convertible
     Debentures submitted herewith in accordance with the Letter of Transmittal delivered herewith but convert into Class B Shares only that amount of Convertible Debentures as necessary to deliver the number of Class B Shares accepted for purchase by Security Capital. Return the remaining Convertible Debentures to the undersigned.

C. Convert all of my Convertible Debentures into Class A Shares now. Convert the Class A Shares into Class B Shares if and only to the extent that my tender of Class B Shares is accepted by Security Capital:

  [_]Convert my Convertible Debentures surrendered herewith into Class A
     Shares upon receipt by EquiServe of this Conditional Notice of Conversion. Tender the Class B Shares issuable upon conversion of the Class A Shares in accordance with the Letter of Transmittal delivered herewith but convert into Class B Shares only the number of Class A Shares as necessary to deliver the number of Class B Shares accepted for purchase by Security Capital. Return the remaining Class A Shares to the undersigned. Any fractional Class A shares will be issued in book-entry form.

You must fill out and return to EquiServe a Letter of Transmittal for Class B Shares in order to properly tender the Class B Shares issuable upon conversion of your Convertible Debentures.

                                REPRESENTATIONS

   The undersigned hereby covenants, represents and warrants to Security Capital that:

     (a) the undersigned has good, marketable and unencumbered title to the Convertible Debentures, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; and

     (b) on request, the undersigned will execute and deliver any additional documents EquiServe or Security Capital deems necessary or desirable to complete the assignment, transfer and conversion of the Convertible Debentures surrendered hereby.

                         DEBENTURE HOLDER(S) SIGN HERE
                              (See Instruction 4)

 Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 4.

 ______________________________________________________________________________

 ______________________________________________________________________________
                                  Signature(s)

 Dated:       , 2001

 Name(s): _____________________________________________________________________


 ______________________________________________________________________________
                                  Please Print

 Capacity (full title): _______________________________________________________

 Address: _____________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                                Include Zip Code

 (Area Code) Telephone Number: ________________________________________________

 Taxpayer Identification or
 Social Security No.: _________________________________________________________

                           GUARANTEE OF SIGNATURE(S)
                        (If required, see Instruction 4)

 ______________________________________________________________________________
                              Authorized Signature

 ______________________________________________________________________________
                                    Name(s)

 ______________________________________________________________________________
                                     Title

 ______________________________________________________________________________
                                  Name of Firm

 ______________________________________________________________________________
                                    Address

 ______________________________________________________________________________

 ______________________________________________________________________________
                           (Area Code) Telephone No.

 Dated:       , 2001

                                 INSTRUCTIONS

1. GENERAL

   If more than one Convertible Debenture is surrendered for conversion at any one time under the same Conditional Notice of Conversion, the number of Class A Shares and Class B Shares issuable upon conversion of such Convertible Debentures will be computed upon the basis of the aggregate number of Convertible Debentures so surrendered. Holders are also entitled to convert fewer than all Convertible Debentures they hold, provided that any conversions are for amounts of Convertible Debentures in integral multiples of $1,000. If less than the stated principal amount of Convertible Debentures evidenced by any certificate is to be converted, fill in the principal amount of Convertible Debenture to be converted in the column titled "Principal Amount of Convertible Debentures Surrendered for Conversion" on the front cover of this document.

   If the space provided in the box captioned "Description of Convertible Debentures Surrendered" is inadequate, the Convertible Debentures number and the principal amount of Convertible Debentures surrendered for conversion should be listed on a separate signed schedule and attached to this Conditional Notice of Conversion.

   The method of delivery of all documents, including certificates for Convertible Debentures, is at the option and risk of the certificate holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is requested. In all cases, sufficient time should be allowed to assure delivery.

2. PROCESS FOR TENDERING CLASS B SHARES RECEIVED UPON CONVERSION

   By submitting this Conditional Notice of Conversion and checking the box under "A" above in the section titled "Conversion Instructions," you are converting your Convertible Debentures into Class B Shares upon receipt by EquiServe of this Conditional Notice of Conversion, whether or not any or all of the Class B Shares you have tendered are accepted for purchase by Security Capital pursuant to the Offer to Purchase, as described in the Offer to Purchase.

   By submitting this Conditional Notice of Conversion and checking the box under "B" above in the section titled "Conversion Instructions," you are converting your Convertible Debentures into Class A Shares, and converting those Class A Shares into Class B Shares on the condition and only to the extent that the Class B Shares issuable upon conversion are accepted for purchase by Security Capital pursuant to the Offer to Purchase, as described in the Offer to Purchase.

   By submitting this Conditional Notice of Conversion and checking the box under "C" above in the section titled "Conversion Instructions," you are converting your Convertible Debentures into Class A Shares upon receipt by EquiServe of this Conditional Notice of Conversion. You are converting those Class A Shares into Class B Shares on the condition and only to the extent that the Class B Shares issuable upon conversion are accepted for purchase by Security Capital pursuant to the Offer to Purchase, as described in the Offer to Purchase.

   In order to properly surrender your Convertible Debentures for conversion and tender the Class B Shares issuable upon conversion, you must send the following three documents to EquiServe at the address on the front cover of this document:

  .  certificates representing the Convertible Debentures to be converted;

  .  this Conditional Notice of Conversion; and

  .  a Letter of Transmittal for the Class B Shares to be tendered.

You should fill out the Letter of Transmittal for Class B Shares as if you were the registered holder of the Class B Shares issuable upon conversion of the Convertible Debentures surrendered herewith. The preferences you indicate in the Letter of Transmittal for Class B Shares will determine the terms and conditions upon which your Class B Shares will be tendered to Security Capital.

3. INTEREST

   Except as discussed below, no payment or adjustment in respect of unpaid and accrued interest, if any, will be made upon the conversion of any Convertible Debenture. If you surrender Convertible Debentures for conversion, you will not receive any interest with respect to such Convertible Debentures accrued since the last interest payment date if you convert prior to a record date for the payment of interest. Interest on the Convertible Debentures is payable on December 31 and June 30 of each year to record holders of the Convertible Debentures on the preceding interest record date of December 15 or June 15. If you hold your Convertible Debentures on an interest record date and surrender your Convertible Debentures for conversion after an interest record date and on or before the next interest payment date, you will be entitled to receive an interest payment as of that next interest payment date. Otherwise no payment or adjustment will be made for interest accrued on Convertible Debentures surrendered for conversion.

4. SIGNATURE, ASSIGNMENTS AND GUARANTEE REQUIREMENTS

   If this Conditional Notice of Conversion is signed by the registered holder(s) of the Convertible Debentures transmitted hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

   If the Convertible Debentures are registered in the names of two or more joint holders, each such holder must sign this Conditional Notice of Conversion.

   If any Convertible Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Conditional Notices of Conversion, or photocopies thereof, as there are different registrations of certificates.

   When this Conditional Notice of Conversion is signed by the registered holder(s) of the Convertible Debentures listed and transmitted hereby, no endorsements of certificate(s) representing such Convertible Debentures are required. If this Conditional Notice of Conversion is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s), and the signature(s) on such certificates or bond power(s) must be guaranteed by an eligible guarantor institution (as defined below).

   If this Conditional Notice of Conversion or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence to the depositary that is satisfactory to Security Capital of their authority to act so. If Convertible Debentures are submitted by joint holders or owners, all such persons must sign the Conditional Notice of Conversion. If Convertible Debentures are registered in different names or forms of ownership, separate Conditional Notices of Conversion must be completed, signed and returned for each different registration.

   No signature guarantee is required if either:

     (1) this Conditional Notice of Conversion is signed by the registered holder of the Convertible Debentures exactly as the name of the registered holder appears on the certificate submitted with this Conditional Notice of Conversion; or

     (2) such Convertible Debentures are submitted for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each such entity, referred to as an "eligible guarantor institution."

5. TAXES ON CONVERSION

   Security Capital will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable for the issue or delivery of Class A Shares or Class B Shares on conversion of Convertible Debentures.

6. WITHDRAWAL RIGHTS

   If you elected to convert all of your Convertible Debentures into Class B Shares upon receipt by EquiServe of this Conditional Notice of Conversion (by checking the box under "A" in the section titled "Conversion Instructions" above), you may not withdraw this Conditional Notice of Conversion and your conversion will be effective immediately upon receipt by EquiServe. You may withdraw your tender of the Class B Shares issued upon conversion by following the withdrawal procedure explained in Section 4 of the Offer to Purchase.

   If you elected to convert your Convertible Debentures on the condition and only to the extent that your tender of Class B Shares were accepted by Security Capital (by checking the box under "B" in the section titled "Conversion Instructions" above), you may withdraw this Conditional Notice of Conversion by withdrawing your tender of Class B Shares, following the procedure explained in Section 4 of the Offer to Purchase.

   If you elected to convert all of your Convertible Debentures into Class A Shares upon receipt by EquiServe of this Conditional Notice of Conversion (by checking the box under "C" in the section titled "Conversion Instructions" above), you may not withdraw this Conditional Notice of Conversion with respect to your conversion into Class A Shares and your conversion will be effective immediately upon receipt by EquiServe. You may withdraw this Conditional Notice of Conversion with respect to the conversion of Class A Shares into Class B Shares by withdrawing your tender of Class B Shares, following the procedure explained in Section 4 of the Offer to Purchase.

7. LOST OR DESTROYED CERTIFICATES FOR CONVERTIBLE DEBENTURES

   If your Convertible Debentures have been either lost or destroyed, please execute and deliver the attached affidavit of loss and return it to EquiServe with this Conditional Notice of Conversion at the address on the front cover. If you need additional affidavits of loss, please call EquiServe at
(800) 730-6001. This Conditional Notice of Conversion and related documents cannot be processed until the lost certificate procedures have been completed.

8. QUESTIONS ON HOW TO SUBMIT OR CONVERT YOUR CONVERTIBLE DEBENTURES

   Questions and requests for assistance on how to submit or convert your Convertible Debentures, as well as requests for additional copies of this Conditional Notice of Conversion, should be directed to the information agent, Georgeson Shareholder Communications Inc., at (800) 223-2064.

                               AFFIDAVIT OF LOSS

                    SURRENDER OF LOST CONVERTIBLE DEBENTURES

 [_]Check this box if the Convertible Debentures that you are surrendering hereby have been either lost or destroyed.

    By signing this Conditional Notice of Conversion, I certify that I am the lawful owner of the 6.50% Convertible Subordinated Debentures Due 2016 (the "Convertible Debentures") described on the front of this Conditional Notice of Conversion, I have made a diligent search for the certificate(s), and I have been unable to find it (them), I hereby agree (for myself, my heirs, assigns, and personal representatives), in consideration of the conversion of the Convertible Debentures represented by the certificate(s), to completely indemnify, protect and hold harmless EquiServe Trust Company, N.A., Security Capital Group Incorporated and their respective affiliates (collectively the "Obligees") from and against all losses, costs and damages which the Obligees may be subject to, or liable for, in respect to the cancellation and exchange of the certificate(s). I agree to surrender the certificate(s) for cancellation if I find it (them) at any time.

                                          ___________________________________
                                                        Signature

                                                      Dated  __________, 2001